EXHIBIT 10.56


                              EMPLOYMENT AGREEMENT
                                (Glenn S. Koach)
                                 --------------

         THIS EMPLOYMENT AGREEMENT is entered into on April 13, 2001, by and between GROUP LONG DISTANCE, INC., a Florida corporation ("GLDI"), and GLENN S. KOACH (the "Executive").


                                   WITNESSETH:


         WHEREAS, GLDI desires to continue to employ the Executive, and the Executive desires to continue to be employed by GLDI, pursuant to the provisions contained in this Employment Agreement (the "Agreement");

         NOW, THEREFORE, in consideration of the premise, and the respective covenants and agreements of each of GLDI and the Executive contained in this Agreement, each of GLDI and the Executive agrees as follows:


                                    ARTICLE I

                                   Employment
                                   ----------

         1.1 Employment by GLDI. GLDI continues to employ the Executive and the Executive accepts such continued employment. Subject to the direction of the Board of Directors of GLDI and the Executive Committee thereof, the Executive shall serve as the President and Chief Operating Officer of GLDI. The Executive shall have such responsibilities, perform such duties and exercise such power and authority as are inherent in, or incident to, the offices of President and Chief Operating Officer. The Executive shall devote such time and attention to the performance of his duties as an officer and employee of GLDI as shall be reasonably necessary, and he shall utilize his best efforts to perform such duties diligently.

         1.2 Subsidiary Corporations. The Executive shall serve as the President and Chief Operating Officer of HomeAccess Microweb, Inc., a California corporation ("HA"), and HA Technology, Inc., a Delaware corporation ("HAT"), each of which are subsidiary corporations of GLDI.

                                   ARTICLE II

                                      Term
                                      ----

         Subject to the provisions of Article VII below, the term of this Agreement shall be for a period commencing on the date of this Agreement and expiring on April 30, 2004. Unless either party shall give to the other written notice of termination on or before December 31, 2003, and subject to the provisions of Article VII below, the term of this Agreement shall be extended for a period of three years, commencing on May 1, 2004 and expiring on April 30, 2007.


                                   ARTICLE III

                                     Salary
                                     ------

         3.1 Initial Salary. In full payment for the obligations to be performed by the Executive during the term of this Agreement, GLDI shall pay to the Executive an annual salary of Two Hundred Forty Thousand Dollars
($240,000.00)(subject to applicable payroll and/or other taxes required by law to be withheld).

         3.2 Adjustment of Salary. As promptly as practicable after the conclusion of each of GLDI's fiscal years during the term of the Executive's employment hereunder, the certified public accountants regularly retained by GLDI shall determine the increase, if any, in the cost of living, using as the basis of such computation the current applicable Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"). Any such increase shall be computed as follows:

            (a) The Index number in the column for the City of Irvine, California, entitled "all items," for the month of April shall be the "Current Index Number" and the corresponding Index number for the immediately preceding April, commencing with April 2001, shall be the "Base Index Number."

            (b) The increase in the cost of living shall be determined by dividing the Current Index Number by the Base Index Number and subtracting the integer 1 from the quotient thereof, and then multiplying the remainder by One Hundred Percent (100%) in accordance with the following formula:

  Increase
     in                =      Current Index Number  -  1  x 100%
                              --------------------
Cost of Living        Base Index Number

            (c) The percentage increase in the cost of living, multiplied by the Executive's then current salary, shall be the increase required to be determined pursuant to this Section 3.2.


            (d) If the publication of the Consumer Price Index is discontinued for any reason, then the parties shall utilize comparable statistics of the cost of living for the City of Irvine, California, the City of Los Angeles, California, Orange County, California, or Los Angeles County, California, as computed and published by an agency or instrumentality of the United States of America or by a responsible financial periodical or recognized authority then to be selected by the parties.

            (e) In the absence of fraud or manifest error, any determination ___ made by GLDI's accountants pursuant to this Section 3.2 shall be conclusive and binding upon GLDI and the Executive.

            (f) The Executive's then current salary shall be adjusted as of May 1 of each fiscal year, commencing as of May 1, 2002, in accordance with the provisions of this Section 3.2 and such adjustment shall remain in effect during such fiscal year.

         3.3 Payment of Salary. Payments of salary shall be made to the Executive in equal installments from time to time on the same dates payments of salary are generally made to all senior management employees of GLDI.


                                   ARTICLE IV

                                      Bonus
                                      -----

                  The Executive may receive an annual bonus in an amount determined by the Board of Directors of GLDI, in its discretion, if and when so determined by the Board of Directors.


                                    ARTICLE V

                             Certain Fringe Benefits
                             -----------------------

         5.1 Generally. The Executive shall be entitled to receive such benefits and to participate in such benefit plans as are generally provided from time to time by GLDI to its senior management employees; provided, however, that nothing contained in this Section 5.1 shall be construed to obligate GLDI to provide any specific benefits to its employees generally.

         5.2 Vacations. The Executive shall be entitled to vacation time on an annual basis in accordance with such policies as are from time to time adopted by GLDI's Board of Directors with respect to its senior management employees.

         5.3 Automobile. GLDI shall provide the Executive a luxury automobile for use by the Executive in connection with the performance of his duties under this Agreement. The Executive shall be entitled to receive reimbursement for such automobile expenses as are incurred by the Executive in connection with the performance of his duties under this Agreement. Such reimbursement shall include the cost of operating the automobile, the cost of maintenance of such automobile and the cost of insurance of such automobile.

         5.4 Stock Options. The Executive shall be entitled to participate in GLDI's stock option plans as may from time to time be in effect and to receive such incentive or other stock options as may from time to time be granted to him thereunder; provided, however, that nothing contained in this Section 5.4 shall be construed to obligate GLDI, its Board of Directors or any committee of its Board of Directors to grant any incentive or other stock option whatsoever to the Executive.

         5.5 Life Insurance. GLDI shall purchase and maintain in effect one or more term insurance policies on the life of the Executive in an aggregate amount of not less than One Million Dollars ($1,000,000). The beneficiary of each such policy shall be the person or persons who shall from time to time be designated in writing by the Executive to GLDI. In the absence of any written designation to the contrary, the beneficiary of all such insurance policies shall be the Executive's spouse.

         5.6 Reimbursement of Medical Expenses. GLDI shall reimburse the Executive for the full amount of any medical, dental and optical expenses not covered under any group medical plan from time to time in effect for the benefit of Company employees generally. GLDI may satisfy its obligation to the Executive under this Section 5.6 by providing excess medical, dental, optical and other health care insurance coverage for the Executive's benefit.

         5.7 Annual Physical Examination. The Executive shall submit to a complete physical examination and evaluation by a licensed medical doctor at least annually. To the extent not covered by any group medical plan from time to time in effect for the benefit of Company employees generally or other insurance coverage provided by GLDI for the benefit of the Executive, GLDI shall reimburse the Executive for the full cost of a complete annual physical examination.

         5.8 Business, Travel and Entertainment Expenses. Upon submission of appropriate evidence, the Company shall promptly pay or reimburse the Executive for all reasonable business, travel and entertainment expenses incurred by the Executive in connection with the performance of his duties and obligations hereunder.

         5.9 Moving Expenses. The Executive shall move his place of residence to Orange County, California. Upon submission of appropriate evidence, the Company shall promptly pay or reimburse the Executive for all reasonable costs and expenses of such change of residence.


                                   ARTICLE VI

                                    Warrants
                                    --------

                  In order to induce the Executive to enter into this Agreement and to provide the Executive with incentive to continue to perform his duties and obligations as an officer and employee of GLDI, simultaneously with the execution and delivery of this Agreement, GLDI shall issue to the Executive warrants to purchase Two Hundred Fifty Thousand (250,000) shares of common stock, no par value, of GLDI. Such warrants shall have an exercise price per share equal to the greater of (a) one hundred twenty percent (120%) of the last closing market price of the shares of common stock prior to the date of this Agreement or (b) One and One-Quarter Dollars ($1.25), and shall be exercisable in installments as is provided in the form of warrant attached hereto as Exhibit
A. The form of warrant attached hereto as Exhibit A shall be utilized to evidence the warrants issued by GLDI to the Executive pursuant to the provisions of this Article VI. Simultaneously with the execution and delivery of this Agreement, the Executive is executing and delivering to GLDI an investment letter in form and in substance reasonably satisfactory to GLDI and its legal counsel.


                                   ARTICLE VII

                            Termination of Employment
                            -------------------------

         7.1 Certain Definitions. The following terms shall have the following respective meanings when utilized in this Agreement:

            (a) "Bonus" shall mean, as of a given date, the most recent annual bonus awarded by GLDI to the Executive.

            (b) "Cause" shall mean any action by the Executive or any inaction by the Executive which constitutes:

                (i) fraud, embezzlement, misappropriation, dishonesty or breach of trust;

                (ii) a felony or a crime involving moral turpitude;

                (iii) a material breach or violation of any or all of the
            covenants, agreements and obligations of the Executive set forth in this Agreement, other than as the result of the Executive's death or Disability (as hereinafter defined);

                (iv) abuse of alcohol (regardless of whether in connection with his employment) or use of illegal drugs or other illegal substances (regardless of whether in connection with his employment), or the conviction of any crime involving alcohol, illegal drugs or other illegal substances;

                (v) a willful or knowing failure or refusal by the Executive to perform any or all of his material duties and responsibilities as an officer of GLDI, other than as the result of the Executive's death or Disability; or

                (vi) gross negligence by the Executive in the performance of any or all of his material duties and responsibilities as an officer of GLDI, other than as a result of the Executive's death or Disability;

provided, however, that if the basis for any termination of the Executive's employment by GLDI as set forth in the Termination Notice (as hereinafter defined) delivered by GLDI to the Executive is any or all of the definitions of Cause set forth in Sections 7.1(b)(iii), 7.1(b)(iv), 7.1(b)(v) or 7.1(b)(vi) of this Agreement, then, in such event, the Executive shall have thirty (30) days from and after the date of his receipt of such Termination Notice to present a reasonable plan to cure such action or inaction specified in the Termination Notice, which plan may require more than thirty (30) days to cure the specified action or inaction, but such plan must be reasonably satisfactory to GLDI and the Executive must proceed diligently to effectuate such plan.

            (c) "Compensation" shall mean the sum of the Executive's Salary (as hereinafter defined) and Bonus.

            (d) "Disability" shall mean any mental or physical illness, condition, disability or incapacity which prevents the Executive from reasonably discharging his duties and responsibilities as an officer of GLDI. If any disagreement or dispute shall arise between GLDI and the Executive as to whether the Executive suffers from any Disability, then, in such event, the Executive shall submit to the physical or mental examination of a physician licensed under the laws of the State of California, who is mutually agreeable to GLDI and the Executive, and such physician shall determine whether the Executive suffers from any Disability. The Executive waives any physician-patient confidentiality with respect to any medical reports, findings, records or similar information pertaining to any such matter, and authorizes full disclosure by the physician to GLDI. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon GLDI and the Executive. The entire cost of such examination shall be paid for solely by GLDI.

            (e) "Good Reason" shall mean:

                (i) the assignment by the Board of Directors or the Executive
            Committee of the Board of Directors to the Executive, without his express written consent, of duties and responsibilities which results in the Executive having less significant duties and responsibilities or exercising less significant power and authority than he had, or duties and responsibilities or power and authority not comparable to that of the level and nature which he had, immediately prior to such assignment;

                (ii) the removal of the Executive from, or a failure to
            reappoint the Executive to, his then current position or positions with GLDI or its subsidiaries or affiliates, except (A) with the Executive's express written consent or (B) in connection with any termination of the Executive's employment by GLDI as the result of the Executive's Protracted Disability (as hereinafter defined) or for Cause;

                (iii) the reduction of the Executive's Salary or the reduction of any or all of the Executive's benefits set forth in Article V above;

                (iv) GLDI's failure to perform on a timely basis its obligations under this Agreement;

                (v) GLDI's requiring the Executive, without his express written consent, to travel on Company business to an extent substantially greater than the Executive's business travel obligations immediately prior to such time;

                (vi) GLDI's requiring the Executive, without his express written consent, to change his place of permanent residency to place outside of Orange County, California;

                (vii) GLDI's moving its executive offices to a place outside of
            Orange County, California, without the Executive's express written consent; or

                (viii) the failure of GLDI to obtain the express written
            assumption of, and agreement to perform on a timely basis, GLDI's obligations under this Agreement by any successor to GLDI as required by Article X of this Agreement.

            (f) "Protracted Disability" shall mean any Disability which prevents the Executive from reasonably discharging his duties and responsibilities as an officer of GLDI for a period of six (6) consecutive months.

            (g) "Salary" shall mean, as of a given date, the Executive's then current annual salary.

            (h) "Termination Date" shall mean a specific date not less than forty-five (45) nor more than ninety (90) days from and after the date of any Termination Notice upon which the Executive's employment by GLDI shall be terminated in accordance with the provisions of this Agreement.

            (i) "Termination Notice" shall mean a written notice which sets forth (i) the specific provision of this Agreement relied upon to terminate the Executive's employment, (ii) in reasonable detail, the facts and circumstances claimed to provide the basis for the termination of the Executive's employment, and (iii) a Termination Date.


         7.2 Termination.
             -----------

            (a) Notwithstanding the provisions of Article II above, the employment of the Executive by GLDI:

                (i) shall automatically terminate upon the death of the
            Executive pursuant to the provisions of Section 7.3 hereof;

                (ii) may be terminated at any time by GLDI pursuant to the provisions of Sections 7.4 or 7.5 hereof; and

                (iii) may be terminated at any time by the Executive pursuant to the provisions of Section 7.6 hereof.

            (b) If either GLDI or the Executive shall desire to terminate the Executive's employment by GLDI pursuant to any of the provisions of Sections 7.4, 7.5 or 7.6 of this Agreement, then, in such event, the party causing such termination shall provide a Termination Notice to the other party.

            (c) If the employment of the Executive by GLDI shall be terminated pursuant to any of the provisions of this Article VII, then GLDI shall be discharged from all of its obligations to the Executive under this Agreement upon the payment to the Executive of the amount set forth in the Section of this
Article VII pursuant to which such termination shall occur. The Executive acknowledges and agrees that his sole and exclusive remedy for the termination of his employment by GLDI, regardless of whether such termination shall be initiated by GLDI or the Executive, and regardless of whether such termination shall be with or without Cause or with or without Good Reason, shall be the payment by GLDI to the Executive of the amount set forth in the Section of this
Article VII pursuant to which such termination shall occur.

         7.3 Termination Upon Death of Executive. If during the term of this Agreement the Executive shall die, then the employment of the Executive by GLDI shall automatically terminate on the date of the Executive's death. In such event, not more than thirty (30) days after the date of the Executive's death, GLDI shall pay to the Executive's estate or as otherwise directed by the Executive's personal representative or executor, an amount in cash equal to the Executive's Compensation (subject to applicable payroll and/or other taxes required by law to be withheld) determined as of the date of the Executive's death.

         7.4 Disability of Executive.
             -----------------------

            (a) If at any time during the term of this Agreement the Executive shall suffer any Disability, then GLDI shall be obligated to continue to pay in the ordinary and normal course of its business to the Executive or his legal representative, as the case may be, the Executive's Compensation (subject to applicable payroll and/or other taxes required by law to be withheld) from the date that the Executive shall first suffer any such Disability to the date that the Executive's employment by GLDI shall be terminated pursuant to any of the provisions of this Agreement.

            (b) If the Executive shall suffer any Protracted Disability during the term of this Agreement, then GLDI may terminate the Executive's employment under this Agreement. In such event, in addition to any other benefits which may have been provided by GLDI to the Executive or his legal representative, as the case may be, pursuant to the provisions of Section 7.4(a) above, not later than the Termination Date specified in the Termination Notice delivered by GLDI to the Executive or his legal representative, as the case may be, GLDI shall pay to the Executive or as otherwise directed by the Executive's legal representative an amount in cash equal to the Executive's Compensation (subject to applicable payroll and/or taxes required by law to be withheld) determined as of the date of such Termination Notice. Subsequent to such Termination Date, the Executive or his legal representative, as the case may be, shall also be entitled to receive any benefits which may be payable under any disability insurance policy or disability plan provided to the Executive by GLDI; provided that nothing contained in this Section 7.4(b) shall obligate GLDI to provide any such benefits to the Executive.

         7.5 Termination of Employment by Company.
             ------------------------------------

            (a) GLDI may terminate the employment of the Executive at any time with Cause. In such event, GLDI shall be obligated to continue to pay in the ordinary and normal course of its business to the Executive only his Salary (subject to applicable payroll and/or other taxes required by law to be withheld) through the Termination Date set forth in the Termination Notice.

            (b) GLDI may terminate the employment of the Executive at any time without Cause. If any such termination shall occur, then, in such event, GLDI shall continue to pay in the ordinary and normal course of its business to the Executive his Salary for a period of two years from and after the Termination Date set forth in the Termination Notice (subject to applicable payroll and/or other taxes required by law to be withheld).

         7.6 Termination of Employment by Executive.
             --------------------------------------

            (a) The Executive may terminate his employment at any time with Good Reason. If any such termination shall occur, then, in such event, GLDI shall continue to pay in the ordinary and normal course of its business to the Executive his Salary for a period of two years from and after the Termination Date set forth in the Termination Notice (subject to applicable payroll and/or other taxes required by law to be withheld).

            (b) The Executive may terminate his employment at any time without Good Reason. In such event, GLDI shall be obligated to continue to pay in the ordinary and normal course of its business to the Executive only his Salary (subject to applicable payroll and/or other taxes required by law to be withheld) through the Termination Date set forth in the Termination Notice.

         7.7 Survival. All of the provisions of this Agreement, other than those contained in Articles I, IV, V, VI and VIII hereof, shall survive the termination for any reason of the Executive's employment by GLDI or the expiration of the term of this Agreement. The provisions of Article II and
Article III of this Agreement shall survive the termination for any reason of the Executive's employment by the Company or the expiration of the term of this Agreement only to the extent set forth in this Article VII.

                                  ARTICLE VIII

                            Termination of Employment
                    Subsequent to a Change in Control of GLDI
                    -----------------------------------------

         8.1 Change in Control of GLDI Defined. For purposes of this Article VIII, the term "Change in Control of GLDI" shall mean any change in control of GLDI of a nature which would be required to be reported (a) in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) in response to Item 1 of the Current Report on Form 8-K, as in effect on the date of this Agreement, promulgated under the Exchange Act, or (c) in any filing by GLDI with the Securities and Exchange Commission; provided, however, that, without limitation, a Change in Control of GLDI shall be deemed to have occurred if:

                (i) any "person" (as such term is defined in Sections 13(d)(3)
            and 14(d)(2) of the Exchange Act), other than GLDI, any majority-owned subsidiary of GLDI or any compensation plan of GLDI or any majority-owned subsidiary of GLDI, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of GLDI (whether by merger, consolidation, reorganization or otherwise) representing fifteen percent (15%) or more of the combined voting power of GLDI's then outstanding securities;

                (ii) during any period of two consecutive years during the term of this Agreement, the individuals who at the beginning of such period constitute the Board of Directors of GLDI cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period;

                (iii) any "person" (as such term is defined in Sections 13(d)(3)
            and 14(d)(2) of the Exchange Act), other than GLDI, any subsidiary of GLDI or any compensation, retirement, pension or other employee benefit plan or trust of GLDI or any subsidiary of GLDI, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of HA or HAT, respectively, or any successor to HA or HAT, respectively (whether by the acquisition of securities, exercise of warrants, merger, consolidation, reorganization or otherwise) representing a majority of the combined voting power of the then outstanding securities of HA or HAT, as the case may be;

                (iv) GLDI shall merge or consolidate with or into another
            corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of GLDI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than eighty-five percent (85%) of the combined voting power of the voting securities of GLDI or such surviving corporation or entity outstanding immediately after such merger or consolidation;

                (v) HA shall merge or consolidate with or into another
            corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of HA outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than a majority of the combined voting power of the voting securities of HA or such surviving corporation or entity outstanding immediately after such merger or consolidation;

                (vi) HAT shall merge or consolidate with or into another
            corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of HAT outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than a majority of the combined voting power of the voting securities of HAT or such surviving corporation or entity outstanding immediately after such merger or consolidation;

                (vii) GLDI shall sell, lease, exchange, transfer, convey or otherwise dispose of all or substantially all of its assets, or enter into a binding agreement for the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all of its assets, in one transaction or in a series of related transactions;

                (viii) either or both of HA and HAT shall sell, lease, exchange, transfer, convey or otherwise dispose of all or substantially all of its respective assets, or enter into a binding agreement for the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all of its respective assets, in one transaction or in a series of related transactions;

                (ix) GLDI shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of GLDI; or (x) either or both of HA and HAT shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of either or both of HA and HAT;

provided, however, that any of the foregoing transactions between or among (A) any or all of GLDI and any majority-owned subsidiary or subsidiaries of GLDI, or
(B) any majority-owned subsidiaries of GLDI, shall not be deemed to constitute a "Change in Control of GLDI" hereunder.

         8.2 Termination of Employment After Change in Control of Company.
             ------------------------------------------------------------

            (a) Notwithstanding the provisions of Articles II and VII of this Agreement, in the event that there shall occur any Change in Control of GLDI and at any time within one year from and after the date of any such Change in Control of GLDI, either GLDI shall terminate the employment of the Executive without Cause or the Executive shall terminate his employment for Good Reason, then, in any such event, the following shall occur:

                (i) Not later than the Termination Date specified in the
            Termination Notice delivered by GLDI to the Executive, or by the Executive to GLDI, as the case may be, GLDI shall pay to the Executive an amount, in cash, equal to his "base amount," as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, determined as of the date of the Termination Notice, multiplied by Two and Ninety-Nine One Hundredths (2.99) (the "Change in Control Termination Amount") (subject to applicable payroll and/or other taxes required by law to be withheld); and

                (ii) Any and all stock options granted to the Executive under any stock option plan of GLDI as may from time to time be in effect, and any and all warrants granted to the Executive by GLDI (including without limitation those granted pursuant to the provisions of
            Article VI above), which shall not by their terms have vested on or before such Termination Date, shall vest on such Termination Date.

            (b) The Change in Control Termination Amount shall be determined by GLDI's regularly retained certified public accountants in consultation with GLDI's regularly retained attorneys. In making such determination, GLDI's regularly retained certified public accountants and attorneys shall liberally construe the provisions of the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder. In the absence of fraud or manifest error, any determination made pursuant to this Section 8.2(b) shall be conclusive and binding upon GLDI and the Executive.

            (c) Notwithstanding anything to the contrary set forth in Sections 8.2(a) and 8.2(b) above, the amount paid by GLDI to the Executive shall be limited to the maximum amount which will not constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended. This limitation shall first be applied to amounts provided pursuant to clause (ii) of Section 8.2(a) hereof (otherwise included in the calculation of a parachute payment) to the extent thereof and then to amounts provided pursuant to clause (i) of Section 8.2(a) hereof.


                                   ARTICLE IX

                      Certain Restrictions on the Executive
                      -------------------------------------

         9.1 Certain Restrictions. The Executive covenants and agrees with GLDI as follows:

            (a) He shall not at any time, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (collectively, a "Person") which competes in any manner with GLDI or any of its subsidiaries or affiliates in the United States of America or its territories and possessions or any other countries in which GLDI as of the date of termination of this Agreement conducts its business directly or indirectly through any of its subsidiaries or affiliates (collectively, the "Territory"), employ, attempt to employ or enter into any contractual arrangement for employment with, any employee or former employee of GLDI or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by GLDI or any of its subsidiaries or affiliates for a period of at least one year.

            (b) He shall not, during the term of this Agreement and for a period of two years from and after the date of termination of his employment by GLDI, directly or indirectly, (i) acquire or own in any manner any interest in, or loan any amount to, any Person which competes in any manner with GLDI or any of its subsidiaries or affiliates in the Territory, (ii) be employed by or serve as an employee, agent, independent contractor, officer, or director of, or as a consultant to, any Person, other than GLDI and its subsidiaries and affiliates, which competes in any manner with GLDI or its subsidiaries or affiliates in the Territory, or (iii) compete in any manner with GLDI or its subsidiaries or affiliates in the Territory. The foregoing provisions of this Section 9.1(b) shall not prevent the Executive from acquiring and owning not more than five percent (5%) of the equity securities of any Person whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

            (c) In the course of the Executive's employment by GLDI, the Executive will have access to confidential or proprietary information of GLDI and its subsidiaries and affiliates. The Executive shall not at any time divulge or communicate to any Person, or use to the detriment of GLDI or its subsidiaries or affiliates, any such confidential or proprietary information. The term "confidential or proprietary information" shall mean information not generally available to the public, including without limitation personnel information, financial information, customer lists, supplier lists, ownership information, marketing plans and analyses, trade secrets, know-how, computer software, management agreements and procedures and techniques of operating and managing the business of GLDI and its subsidiaries and affiliates. ___ The Executive acknowledges and agrees that all confidential or proprietary information is and shall remain the property of GLDI and its subsidiaries and affiliates, and agrees to maintain all such confidential or proprietary information in strictest confidence.

            (d) Simultaneously with the execution and delivery of this Agreement, the Executive shall execute and deliver to GLDI, and thereafter, the Executive shall comply with the provisions of, GLDI's Employee Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B and incorporated herein by this reference.

         9.2 Remedies. It is recognized and acknowledged by each of GLDI and the Executive that a breach or violation by the Executive of any or all of his covenants and agreements contained in Section 9.1 of this Agreement will cause irreparable harm and damage to GLDI and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain and, therefore, will deprive GLDI of an adequate remedy at law. Accordingly, if the Executive shall breach or violate any or all of his covenants and agreements set forth in
Section 9.1 hereof, then GLDI and its subsidiaries and affiliates shall have resort to all equitable remedies, including without limitation the remedies of specific performance and injunction, both permanent and temporary, as well as all other remedies which may be available at law.

         9.3 Intent. It is the intent of the parties that the restrictions set forth in Section 9.1 hereof shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement of such restrictions may be sought. If any provision contained in Section 9.1 hereof shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable because of its duration or geographic scope, then such provision shall be reduced by such court in duration or geographic scope or both to such extent as to make it valid and enforceable in the jurisdiction where such court is located, and in all other respects shall remain in full force and effect.

                                    ARTICLE X

                                Successor to GLDI
                                -----------------

                  GLDI shall require any successor, whether direct or indirect, and whether by purchase, merger, consolidation or otherwise, to all or substantially all of the business or properties and assets of GLDI, to execute and deliver to the Executive, not later than the date of the consummation of any such purchase, merger, consolidation or other transaction, a written instrument in form and in substance reasonably satisfactory to the Executive and his legal counsel pursuant to which any such successor shall agree to assume and to perform on a timely basis or to cause to be performed on a timely basis all of GLDI's covenants, agreements and obligations set forth in this Agreement (a "Successor Agreement"). The failure of GLDI to cause any such successor to execute and deliver a Successor Agreement to the Executive shall (a) constitute a breach of the provisions of this Agreement by GLDI and (b) be deemed to constitute a termination by the Executive of his employment hereunder (as of the date upon which any such successor shall succeed to all or substantially all of the business or properties and assets of GLDI) for Good Reason.


                                   ARTICLE XI

                  Indemnification and Advancement of Expenses
                  -------------------------------------------

         11.1 Indemnification. GLDI shall indemnify and hold harmless the Executive from and against the full amount of any and all claims, demands, suits, actions, judgements, losses, liabilities, costs, interest and expenses, including without limitation fees and disbursements of trial and appellate counsel, asserted or brought against the Executive by any Person with respect to any action taken or omitted to be taken by the Executive in the course of his employment by GLDI or otherwise related to or arising out of his employment by GLDI or acting as a director, officer, employee or agent of GLDI or any of its subsidiaries or affiliates. This right to indemnification shall be in effect to the fullest extent available pursuant to law, and shall be in addition to any other right to indemnification the Executive may possess pursuant to law, the Articles of Incorporation and Bylaws of GLDI, or the Articles of Incorporation and Bylaws or similar documents of any of GLDI's subsidiaries or affiliates.

         11.2 Advancement of Expenses. In connection with any claim, demand, suit, action or proceeding asserted or brought against the Executive by any Person with respect to any action taken or omitted to be taken by the Executive in the course of his employment by GLDI or otherwise related to or arising out of his employment by GLDI or acting as a director, officer, employee or agent of GLDI or any of its subsidiaries or affiliates, GLDI shall advance to the Executive all costs and expenses, including without limitation fees and disbursements of trial and appellate counsel, incurred or suffered by the Executive in defending any such claim, demand, suit, action or proceeding; provided, however, that the Executive shall first provide to GLDI a written undertaking to repay any and all amounts so advanced by GLDI if he is ultimately found not to be entitled to indemnification by GLDI pursuant to the provisions of Section 607.0831(7) of the Florida Statutes. This right to advancement of costs and expenses shall be in effect to the fullest extent available pursuant to law, and shall be in addition to any other right to advancement of costs and expenses the Executive may possess pursuant to law, the Articles of Incorporation and Bylaws of GLDI, or the Articles of Incorporation and Bylaws or similar documents of any of GLDI's subsidiaries or affiliates.


                                   ARTICLE XII

                                 Attorneys' Fees
                                 ---------------

              In the event that any litigation shall arise between GLDI and the Executive based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, then, in any such event, the prevailing party in any such litigation shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.


                                  ARTICLE XIII

                            Miscellaneous Provisions
                            ------------------------

         13.1 Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of California, without giving effect to the principles of conflicts of law thereof; provided, however, that the provisions of Article IX of this Agreement may be enforced in accordance with the laws of any jurisdiction having personal jurisdiction over the parties.

         13.2 Notices. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight express mail or delivery, or when delivered by United States mail, by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following respective addresses:

If to GLDI:                         Group Long Distance, Inc.
                                    9500 Toledo Way
                                    Irvine, California  92618-1806
                                    Attention:  Jerry Conrad, Chairman

with a copy to:            Gary D. Lipson, Esq.
                                    Muller & Lipson, P.A.
                                    9350 South Dixie Highway
                                    Suite 1550
                                    Miami, Florida 33156

If to the Executive:                Glenn S. Koach
                                    c/o Group Long Distance, Inc.
                                    9500 Toledo Way
                                    Irvine, California  92618-1806

or to such other address as either party may from time to time give written notice of to the other in accordance with the provisions of this Section 13.2.

         13.3 Entire Agreement. This Agreement constitutes the entire agreement between GLDI and the Executive with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between GLDI and the Executive with respect to such subject matter. Without limiting the generality of the immediately preceding sentence, that certain Employment Agreement dated as of November 15, 1999 by and between GLDI and the Executive is terminated and shall hereafter be of no further force or effect.

         13.4 Amendments. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of GLDI and the Executive.

         13.5 Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, each of GLDI and the Executive and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

         13.6 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. Except as otherwise provided in Section 9.3 above, if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

         13.7 No Waivers. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by either party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         13.8     Service of Process; Waiver of Trial by Jury.
                  -------------------------------------------

            (a) Each of GLDI and the Executive agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided in Section 13.2 above shall be effective service of such process, summons, notice or document for any action, suit or proceeding brought against it or him by the other party in the Federal District Court for the Central District of California or in the Superior Court for Orange County, California.

            (b) In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of GLDI and the Executive waives trial by jury.

         13.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

         13.10 Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement on the date first written above.


                                         GROUP LONG DISTANCE, INC.



                                         By: /s/ Jerry Conrad
                                             -----------------------------------
                                             Jerry Conrad, Chairman
                                             and Chief Executive Officer




                                             /s/ Glenn Koach
                                             -----------------------
                                             Glenn S. Koach